SCHEDULE II
                                  INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

                    GABELLI PERFORMANCE PARTNERSHIP

                                10/23/00           11,000            11.0000
                    GAMCO INVESTORS, INC.
                                10/23/00            2,000            11.0000
                                10/23/00            3,000            11.0000
                                10/23/00            2,000            10.9688
                                10/20/00            1,000            11.0000
                                10/20/00           22,500            11.0000
                    GABELLI ADVISERS, INC.
                                10/23/00           51,000            10.9988


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.